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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

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

          Name of Subsidiary                                       Jurisdiction of Incorporation or
          -----------------                                        --------------------------------
                                                                             Organization
                                                                             ------------
1.  LCC Design Services, L.L.C.                                                  Delaware
2.  LCC Europe Gmbh                                                              Germany
3.  Eurofon de France S.A.R.L.                                                    France
4.  LCC, United Kingdom, Ltd.                                                 United Kingdom

5.  LCC Development Company, L.L.C.                                              Delaware
6.  Microcell Management Inc.                                                    Delaware
7.  LCC do Brazil Ltda.                                                           Brazil

8.  Koll Telecommunications Services, L.L.C                                      Delaware

9.  LCC Asia Pacific LTD PTE                                                    Singapore

10.  LCC Europe AS                                                                Norway

11.  LCC International Holdings NL, Inc.                                         Delaware

12.  LCC International Holdings, Belgium, Inc.                                   Delaware